SIXTH AMENDMENT TO LEASE

This Sixth Amendment to Lease (“Sixth Amendment”) is made this 16th day of April, 2010 by and between Sobrato Development #871, a California Limited Partnership, having an address at 10600 N. De Anza Blvd., Suite 200, Cupertino, California 95014 (“Landlord”) and Supertex Inc., a California corporation (as successor in interest to Paradigm Technology and Orbit Semiconductor), whose address is 71 Vista Montana, San Jose, California, 95134 (“Tenant”), with all capitalized terms not otherwise defined in this Sixth Amendment having the definitions given to them in the Lease;

WITNESSETH

WHEREAS Landlord and Tenant entered into a lease dated December 7, 1988, lease amendments dated May 4, 1987, June 18, 1990, December 21,1995, February 1, 1999  and January 23, 2004, and lease assignment dated November 15, 1996 and February 1, 1999 (collectively the “Lease”) for the premises located at 71 Vista Montana in San Jose, California (“Premises”); and

WHEREAS effective the date of this Sixth Amendment, Landlord and Tenant wish to modify the Lease to:  (i) extend the term of the Lease; (ii) specify the Base Monthly Rent due during the extended Lease Term; and (iii) eliminate Tenant’s obligation to pay for earthquake insurance;

NOW, THEREFORE, in order to effect the intent of the parties as set forth above and for good and valuable consideration exchanged between the parties, the Lease is amended as follows:

1.	The Lease Expiration Date is changed from April 30, 2011 to April 30, 2016.

2.	The Base Monthly Rent during the period from May 1, 2011 through April 30, 2016 shall be due according to the following schedule:

05/01/11 through 04/30/12:	$47,584 per month
05/01/12 through 04/30/13:	$48,820 per month
05/01/13 through 04/30/14:	$50,285 per month
05/01/14 through 04/30/15:	$51,794 per month
05/01/15 through 04/30/16:	$53,348 per month

3.	The fourth paragraph of Section 12 of the Lease shall be deleted in its entirety, and Tenant shall no longer be required to incur any costs associated with earthquake insurance.

4.
Except as hereby amended, the Lease and all of the terms, covenants and conditions thereof shall remain unmodified and in full force and effect.  In the event of conflict or inconsistency between the terms and provisions of this Sixth Amendment and the terms and provisions of the Lease, the terms and provisions of this Sixed Amendment shall prevail.

IN WITNESS WHEREOF, the parties hereto have set their hands to this Sixth Amendment as of the day and date first above written.

Landlord		Tenant
Sobrato Development Companies #871,		Supertex, Inc.,
a California Limited Partnership		a California Corporation
By:	/s/ JOHN MICHAEL SOBRATO	By:	/s/ HENRY C. PAO
Name:	John Michael Sobrato	Name:	Henry C. Pao, Ph.D.
Its:	General Partner	Its:	President & CEO